UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 16, 1999 (February 16,
1999)


                 ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


          Colorado                     0-17325                   88-0218499
(State or other jurisdiction         (Commission                (IRS Employer
       of incorporation)             file number)            Identification No.)


                                3-5 Audrey Avenue
                                  Oyster Bay, NY                           11771
                    (Address of principal executive offices)          (Zip Code)

                           Copy of Communications to:
                              Mercedes Travis, Esq.
                              Mintmire & Associates
                               265 Sunrise Avenue
                                    Suite 204
                              Palm Beach, FL 33480
                                 (561) 832-5696


Registrant's telephone number, including area code: (516) 922-4170

Item 5. Other Events

        Subsequent to the filing of the Company's Amendment No. 3 to its Form S-1 ("S-1/A3") and Amendment No. 1 to the Form 10K for the Fiscal Year Ended September 30, 1998 ("10K/A1"), it was discovered that there may be a question of the ownership rights of the Company in the BAPCO tool.

        The Board of  Directors  of the  Company  has been  given  notice  under
Section 10A(b)(2) of the Securities and Exchange Act of 1934 and this filing is their compliance with the requirements of Section 10A(b)(3).

        The Company and its independent auditors, Durland & Company, CPAs, P.A., are conducting a full investigation. Upon completion of the investigation, the Board of Directors intends that any changes in the legal or financial disclosure relative to the financial and legal effects of such ownership rights shall be disclosed in the form of further amendment to its Form S-1 and Form 10K for the Fiscal Year Ended September 30, 1998 and any other reports which need to be corrected.

        In addition, the Company shall file the required Form 10-Q for the Quarter Ended December 31, 1998 making note of the filing of this Form 8K and stating that no changes have been made to the legal and financial disclosure pending the results of the investigation.

        All parties who are relying upon the previously filed audit opinion letter, financial statements and the disclosures as to the BAPCO tool contained in the Company's S-1/A3 and the 10K/A1 are hereby notified that such audit opinion letter, financial statements and such disclosure may no longer be relied upon and that any further reliance may only be made when the appropriate amendments shall be filed with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Environmental Remediation Holding Corporation
                                                    (Registrant)



Dated: February 16, 1999

                                   By: /s/ James R. Callender, Sr.
                                       President, Chief Executive Officer
                                       and Director